MARKETING CONSULTING AGENCY AGREEMENT

          This Agreement ("Agreement") is entered into as of the 28th day of May, 2004 by and between Alan Taylor Consulting, a Florida Corporation with offices at 7226 Montrico Dr., Boca Raton FL 33433 and Left Right Marketing Technology, Inc., a Delaware corporation with offices at 6600 Amelia Earhart Ct., Las Vegas, NV 89119 ("Grazer").

1.       Term.

          This Agreement shall be effective as of June 1, 2004 and remain in effect for one (1) year through May 31, 2005.

2.       Services.

ALAN TAYLOR CONSULTING will serve as Grazer's marketing consulting agency on a non-exclusive basis. ALAN TAYLOR CONSULTING's primary responsibilities will include, but not be limited to, advertising and media consulting and initiating contacts with potential investors.

ALAN TAYLOR CONSULTING will use commercially reasonable efforts in performing its services under this Agreement, and will coordinate with Grazer such that Grazer is kept regularly and fully informed of ALAN TAYLOR CONSULTING's activities under this Agreement. ALAN TAYLOR CONSULTING will not issue any substantive information relating to Grazer to the public or to any third party unless the content thereof has been first approved by Grazer.

3.       Compensation.

Grazer will compensate ALAN TAYLOR CONSULTING for services provided under this Agreement as follows:

ALAN TAYLOR CONSULTING 's fee shall consist solely of 75,000 shares of LRMK $.001 par value publicly traded common stock ("Stock"), which Stock shall be issued to ALAN TAYLOR CONSULTING within 60 days of the signing of this agreement

(a) Grazer will undertake necessary procedures with its Transfer Agent to effectuate the transfer of the Stock as contemplated under  this Agreement and otherwise adhere to all relevant federal and state securities laws.

(b) Grazer shall reimburse ALAN TAYLOR CONSULTING for pre-approved expenses incurred by ALAN TAYLOR CONSULTING in connection with services provided by ALAN TAYLOR CONSULTING under this Agreement. All out-of-pocket expenses will be itemized for Grazer and supported with back-up documentation.

4.       Ownership of Materials.

All marketing materials and other materials and ideas conceived or prepared by ALAN TAYLOR CONSULTING or Grazer, pursuant to or otherwise relating to this Agreement ("Materials"), whether or not used by Grazer, shall be Grazer's exclusive property. This includes current work in progress as will as completed projects.

5.       Confidentiality/Safeguarding of Property.

          (a)        ALAN TAYLOR CONSULTING hereby represents and warrants that it will maintain the

          confidentiality of any and all information, documents, papers, programs, plans and ideas relating to Grazer (including without limitation, the contents of this

         Agreement, the Materials, and any of Grazer's property provided to ALAN

                    TAYLOR CONSULTING or

         otherwise in ALAN TAYLOR CONSULTING's possession, custody or control)

                    (collectively, "Grazer's

         Property"), and will not disclose the same to the public or to any third party without Grazer's prior written approval.

         (b)        ALAN TAYLOR CONSULTING acknowledges that Grazer's Property is essential to the goodwill of

         the business of Grazer. ALAN TAYLOR CONSULTING shall not use for its own benefit, publish, or

         otherwise disclose to others, or knowingly permit the use by others for their benefit or to the detriment of Grazer, any of Grazer's Property. ALAN TAYLOR

                   CONSULTING shall

         carefully restrict access of Grazer's Property to those of its officers, directors,

         employees and agents who need such access in order to participate on behalf of ALAN TAYLOR CONSULTING in the services to be rendered hereunder.

         (c)         ALAN TAYLOR CONSULTING represents and warrants that it will advise each of the persons to

         whom ALAN TAYLOR CONSULTING provided access to any of Grazer's

                  Property of the foregoing

         responsibility and that such persons are strictly prohibited from making and using,

         publishing, or otherwise disclosing to others, or permitting others to use for their benefit any of Grazer's Property. ALAN TAYLOR CONSULTING shall take its customary precautions to

         protect the confidentiality of Grazer's Property. ALAN TAYLOR

                   CONSULTING will take all reasonable

         security precautions to safeguard all of Grazer's Property from access by unauthorized employees and third parties; however, in the absence of gross negligence by ALAN TAYLOR CONSULTING, ALAN TAYLOR

                   CONSULTING will not be held responsible for any loss, damage,

         destruction, or unauthorized use by others of Grazer's Property.

6.       Trademarks.

Grazer hereby grants ALAN TAYLOR CONSULTING permission to use its "Crazy Grazer" name (or affiliated entity name), logo and other trademarks and intellectual property right ("Trademarks") solely and exclusively to the extent necessary for ALAN TAYLOR CONSULTING to perform its responsibilities under this Agreement. ALAN TAYLOR CONSULTING will not represent to any party that it has any additional right in, or is the owner of, the Trademarks. ALAN TAYLOR CONSULTING will immediately cease use of the Trademarks upon the expiration or termination of this Agreement.

7.       Independent Contractor.

The relationship of the parties is solely that of independent contractors. Nothing contained in this Agreement shall be construed to place Grazer and ALAN TAYLOR CONSULTING in a relationship as partners, joint ventures or employer and employee, nor shall either party be considered an affiliate or subsidiary of the other. Neither party will have any authority to create or assume in the other's name or on its behalf any obligations, express or implied, or to act or purport to act as the other's agent or legally empowered representative for any purpose whatsoever, except as expressly provided in this Agreement.

8.       Indemnification.

Notwithstanding any other provision in this Agreement, each party ("Indemnitor") agrees to indemnify and hold harmless the other party ("Indemnitee"), and its officers, directors, employees, parents, subsidiaries, affiliates, advisors and agents (each an "Indemnified Person") from and against any and all losses, claims, damages, settlement payments, penalties or liabilities imposed on, incurred by or asserted against any Indemnified Person. Either party will promptly reimburse each Indemnified Person for all fees, expenses and costs (including all fees and expenses of counsel) as they are incurred in connection with investigation, preparing or defending any action, claims, suit, or proceeding relating to or arising out of any interaction or dealing with Indemnitor, whether or not pending or threatened and whether or not any Indemnified Person is a part thereto.

9.       Notice.

Any notices hereunder shall be in writing and sent postage prepaid by certified, registered, facsimile, or overnight carrier or by prepaid telegraph to the respective parties at their addresses set forth below (or such addresses as the parties may hereafter in writing otherwise designate). The date or mailing or delivery to the telegraph office shall be deemed to constitute the date of any such notice. It is understood that it is each parties responsibility to notify each other of any change of address. Notices shall be addressed as follows:

To ALAN TAYLOR CONSULTING:

                                    Alan Taylor Consulting

                                    7226 Montrico Dr.

                                    Boca Raton, FL 33433

To Grazer:                              Left Right Marketing Technology, Inc.

                                              Attn: Rock Newman

                                              6600 Amelia Earhart Court

                                              Las Vegas, NV 89119

10.     Governing Law/Arbitration.

This Agreement shall be deemed to have been made in New York and shall be construed in accordance with the laws of the State of New York, without reference to conflict of law principles. Any and all differences and disputes between the parties arising out of, under or related to this Agreement will be resolved in arbitration by a single arbitrator before the American Arbitration Association ("AAA") and in accordance with its Commercial Rules. Any such arbitration proceeding shall take place in New York City or such other location as may be mutually agreed upon by the parties. All arbitration awards shall be final and binding upon the parties. The arbitrator shall have the right, in his or her award, to allocate fees and expenses (including reasonable attorney's fees) as he/she shall deem appropriate.

11.     Assignment.

ALAN TAYLOR CONSULTING may not assign this Agreement, or assign any rights or delegate any duties hereunder, without Grazer's prior written consent. Grazer may assign this Agreement or any of its rights hereunder at any time provided that such assignment will not relieve Grazer of its obligation to ALAN TAYLOR CONSULTING hereunder.

12.    Entire Agreement.

This Agreement sets forth the entire understanding between the parties hereto concerning the subject matter hereof, superseding all prior or contemporaneous oral or written arrangements. This Agreement, and any amendment, modification or waiver thereof, must be executed by duly authorized representatives of the parties, and the individuals named below personally represent and warrant that they are so authorized on behalf of the respective parties.

Alan Taylor Consulting

/s/ Alan Taylor               May 28, 2004

By: Alan Taylor              Dated

LEFT RIGHT MARKETING TECHNOLOGY, INC.

                        AKA CRAZY GRAZER

/s/ Rock Newman           July 1, 2004

By: Rock Newman          Dated